Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-59064) of Aerosonic Corporation of our report dated October 27, 2003, except for the information in Note 7 as to which the date is October 30, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

April 5, 2004

Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 33-59064) of Aerosonic Corporation of our report dated March 24, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida

April 5, 2004